Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-183290 and 333-176438) of American Midstream Partners, LP of our report dated December 10, 2013 relating to the consolidated financial statements of Blackwater Midstream Holdings LLC, which appears in Exhibit 99.2 of American Midstream Partners, LP's Current Report on Form 8-K dated December 10, 2013.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

December 10, 2013